      As filed with the Securities and Exchange Commission on June 24, 2002

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

                             Registration Statement
                                    Under The
                             Securities Act of 1933

                          Cobra Electronics Corporation
             (Exact name of Registrant as Specified in Its Charter)


               Delaware                                      36-2479991
     (State or Other Jurisdiction                         (I.R.S. Employer
   of Incorporation or Organization)                   Identification Number)

        6500 West Cortland Street                               60707
            Chicago, Illinois                                 (Zip Code)
(Address of Principle Executive Offices)

     Cobra Electronics Corporation 2002 Outside Directors Stock Option Plan
                            (Full Title of the Plan)

                                  Michael Smith
                Senior Vice President and Chief Financial Officer
                          Cobra Electronics Corporation
                            6500 West Cortland Street
                             Chicago, Illinois 60707
                                 (773) 889-8870
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee

=======================================================================================================================
  Title of Each Class of      Amount to be        Proposed Maximum         Proposed Maximum     Amount of Registration
     Securities to be          Registered      Offering Price Per Unit    Aggregate Offering             Fee
        Registered                                                             Price
-----------------------------------------------------------------------------------------------------------------------
    Common Stock, $.33      25,000 shares (1)         $7.90 (2)              $197,500 (2)               $19.00
      1/3 par value
=======================================================================================================================

(1) This registration statement also covers an additional and indeterminate number of shares as may become issuable because of provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock of the Registrant on The Nasdaq Stock Market on June 19, 2002.

                                     Part II
                           Information Required in the
                             Registration Statement

Item 3. Incorporation of Certain Documents by Reference

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Cobra Electronics Corporation (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 filed under the Exchange Act; and

     (c) The description of the Common Stock, par value $.33 1/3, of the Company (the "Common Stock") which is contained in a registration statement filed under
Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred.

     In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

     The Certificate of Incorporation, as amended, and the By-laws of the Company provide for indemnification of the Company's directors, officers, employees and agents to the fullest extent permitted by applicable law.

     Pursuant to Section 145 of the DGCL and the Certificate of Incorporation, as amended, and the By-laws of the Company, the Company maintains directors' and officers' liability insurance coverage.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number     Description of Exhibit

4.1 Certificate of Incorporation of the Company, as amended, incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 ((File No. 0-511), Exhibit 10-37).

4.2 By-laws of the Company, incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 ((File No. 0-511), Exhibit 10-36).

*4.3       Cobra Electronics 2002 Outside Directors Stock Option Plan.

4.4 Rights Agreement dated as of October 24, 2001 between Cobra and American Stock Transfer & Trust Company, as Rights Agent, incorporated by reference from the Company's Form 8-K dated October 25, 2001 ((File No. 0-511), Exhibit 4).

*5 Opinion of Sidley Austin Brown & Wood as to the legality of the securities being registered.

*23.1 Consent of Sidley Austin Brown & Wood (included in its opinion filed as Exhibit 5).

*23.2     Consent of Deloitte & Touche LLP.

*24       Powers of Attorney (included on signature page).

_________________

*        Filed herewith.

Item 9.  Undertakings

     (a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 24th day of June, 2002.

                                   Cobra Electronics Corporation

                                   By:  /s/ Michael Smith
                                       -----------------------------------------
                                          Michael Smith
                                          Senior Vice President and
                                          Chief Financial Officer

                        Power of Attorney and Signatures

     We, the undersigned officers and directors of Cobra Electronics Corporation hereby severally constitute and appoint James R. Bazet and Michael Smith, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 24th day of June, 2002.

Names                            Capacity
-----                            --------

/s/ James R. Bazet               Director, President and Chief Executive Officer
-----------------------------
James R. Bazet

/s/ Carl Korn                    Chairman of the Board of Directors
-----------------------------
Carl Korn

/s/ William P. Carmichael        Director
-----------------------------
William P. Carmichael

/s/ James W. Chamberlain         Director
-----------------------------
James W. Chamberlain

/s/ Henry G. Chiarelli           Director
-----------------------------
Henry G. Chiarelli

/s/ Ian R. Miller                Director
-----------------------------
Ian R. Miller

  /s/  Harold D. Schwartz        Director
-----------------------------
Harold D. Schwartz

/s/ Gerald M. Laures           Vice President - Finance and Corporate Secretary
-----------------------------  (Principal Accounting Officer)
Gerald M. Laures

/s/ Michael Smith              Senior Vice President and Chief Financial Officer
-----------------------------  (Principal Financial Officer)
Michael Smith

             Index to Exhibits to Registration Statement on Form S-8

Exhibit
Number     Description of Exhibit

4.1 Certificate of Incorporation of the Company, as amended, incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 ((File No. 0-511), Exhibit 10-37).

4.2 By-laws of the Company, incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998 ((File No. 0- 511), Exhibit 10-36).

*4.3       Cobra Electronics 2002 Outside Directors Stock Option Plan.

4.4 Rights Agreement dated as of October 24, 2001 between Cobra and American Stock Transfer & Trust Company, as Rights Agent, incorporated by reference from the Company's Form 8-K dated October 25, 2001 ((File No. 0-511), Exhibit 4).

*5 Opinion of Sidley Austin Brown & Wood as to the legality of the securities being registered.

*23.1 Consent of Sidley Austin Brown & Wood (included in its opinion filed as Exhibit 5).

*23.2      Consent of Deloitte & Touche LLP.

*24        Powers of Attorney (included on signature page).

_____________________

*        Filed herewith.